UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 22, 2006 (September 18, 2006)
MFC Development Corp.
(Exact name of registrant as specified in its charter)
Delaware	000-31667	13-3579974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
271 North Ave. - Suite 520 - New Rochelle, NY 10801
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  (914) 636 - 3432

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding MFC Development Corp.'s beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render MFC Development Corp.'s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause MFC Development Corp.'s actual results to differ from management's current expectations are contained in MFC Development Corp.'s filings with the Securities and Exchange Commission. MFC Development Corp. undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 1.01 Entry into a Material Definitive Agreement.
On August 2, 2006, the Company entered into a financing transaction to sell 10% secured convertible notes (the "Notes") to Gottbetter Capital Finance, LLC ("Gottbetter"), or registered assigns, to raise $5,775,400 pursuant to a Securities Purchase Agreement dated thereof (the "Securities Purchase Agreement"). In accordance with the Securities Purchase Agreement, the Company received $2,887,700 on August 2, 2006 and was to receive another $2,887,700 on the date a registration statement was filed with the Securities and Exchange Commission pursuant to an Investors Registration Rights Agreement dated thereof between the Company and Gottbetter.

On September 18, 2006, the Company fulfilled the conditions and received the remaining $2,887,000 pursuant to a second note (the "Second Note"). Gottbetter assigned its interest in the Notes to an affiliate, Gottbetter Capital Master, Ltd.  The Company paid a commitment fee equal to 6.5% of the total purchase price of the Notes, of which the balance of $187,700 was paid on September 18, 2006 upon the funding of the Second Note. On September 21, 2006, the Company issued a press release announcing the closing of a financing transaction. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.
The Second Note matures on July 31, 2009. The Notes require monthly interest-only payments through May 1, 2007, and equal monthly payments of principal and interest thereafter through the maturity date. The Notes are convertible at the option of Gottbetter Capital Master, Ltd into the common stock of the Company at eighty percent (80%) of the average of the two lowest volume weighted average prices of the Company's common stock, as quoted by Bloomberg, LP, for the twenty-five (25) trading days immediately preceding the conversion date but in no event lower than a floor price of $0.69 (the "Conversion Price").  The Company has an option to redeem a portion or all of the  Notes  at the greater of (i) one hundred and twenty-five percent (125%) of the face amount redeemed plus accrued interest and (ii) eighty percent (80%) of the (x) product of the remaining conversion amount divided by the Conversion Price (not less than a $1.00) in effect on the trading day before the Company's redemption notice is sent and (y) the closing sale price on the trading day before the Company redemption notice is sent. As an incentive to enter into the financing transaction, the Company and its subsidiaries granted Gottbetter a security interest in certain of its assets pursuant to a Security Agreement dated July 31, 2006.

The Second Note was not registered under the Securities Act of 1933 ("Act"), as amended, in reliance on a private placement exemption under Section 4(2) of the Act and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement.

Item 3.02 Unregistered Sales of Equity Securities.
The information called for by this item is contained in Item 1.02, which is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits

The following exhibit is filed with this report:

Exhibit Number		Description

4.1	*	Registration Rights Agreement dated as of July 31, 2006, between the Company and Gottbetter Capital Finance, LLC.
10.1		Note dated as of September 18, 2006, between the Company and Gottbetter Capital Master, Ltd.
10.2	*	Securities Purchase Agreement dated as of July 31, 2006, between the Company and Gottbetter Capital Finance, LLC.
10.3	*	Senior Secured Convertible Promissory Note dated as of July 31, 2006, between the Company and Gottbetter Capital Finance, LLC.
10.4	*	Security Agreement dated as of July 31, 2006, between the Company and Gottbetter Capital Finance, LLC.
10.5	*	Warrant, dated as of July 31, 2006, by the Company for the benefit Gottbetter Capital Finance, LLC.
99.1		Press Release dated September 21, 2006.

* Incorporated by reference to the Company’s Report on Form 8K filed on August 7, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFC Development Corp.
Date: September 22, 2006	By:	/s/ Victor Brodsky
Victor Brodsky Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)